Kingstone Companies, Inc. Schedules 2014 Third Quarter Financial Results
and Conference Call

Kingston, NY – October 14, 2014 -- Kingstone Companies, Inc. (Nasdaq CM:KINS) (the “Company” or “Kingstone”), a multi-line regional property and casualty insurance holding company, today announced that it will hold its Fiscal 2014 third quarter results conference call for analysts and investors on Friday, November 14, 2014 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, November 13, 2014.

Kingstone's Chief Executive Officer, Barry Goldstein, and Chief Financial Officer, Victor Brodsky, will host the conference call.

The details of the conference call and webcast are as follows:

Date: Friday, November 14, 2014
Time: 8:30 a.m. Eastern Time

Access by conference call:
Domestic callers: 877-407-3105
International callers: 201-493-6794

Access by webcast:

The Company will also have an accompanying slide presentation available in PDF format on the Kingstone Companies website at http://www.kingstonecompanies.com. The presentation will be made available 30 minutes prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link: http://kingstonecompanies.equisolvewebcast.com/q3-2014. The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York and Pennsylvania. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

Contact:
Kingstone Companies, Inc.
Victor Brodsky, 845-802-7900
CFO
or
INVESTOR RELATIONS:
The Equity Group Inc.
Forrest Hunt, 212-836-9610
Associate
fhunt@equityny.com
or
Adam Prior, 212-836-9606
Senior Vice-President
aprior@equityny.com